UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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THE ROWE COMPANIES

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THE ROWE COMPANIES

1650 Tysons Boulevard, Suite 710

McLean, Virginia 22102

To The Stockholders of
The Rowe Companies	March 7, 2005

Notice is hereby given that the annual meeting of stockholders of The Rowe Companies (the “Company”) will be held at the Ritz Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, on Thursday, April 7, 2005 at 10:00 a.m. The meeting is being held for the following purposes:

(1)	to elect two directors, each for a term of three years; and

(2)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors is not aware of any other business to come before the meeting.

Any action may be taken on the foregoing matters at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on February 10, 2005 are the stockholders entitled to vote at the meeting and at any adjournments or postponements thereof.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered stockholders, that is, stockholders who hold their shares in their own names, and most “street name” holders, that is stockholders whose shares are held by banks or brokers, can also vote their shares over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the enclosed proxy card. Regardless of the number of shares you own, your vote is very important. Please act today.

By Order of the Board of Directors,

GENE S. MORPHIS,

Chief Financial Officer and

Secretary-Treasurer

IMPORTANT: THE PROMPT VOTING OF YOUR SHARES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

THE ROWE COMPANIES

1650 Tysons Blvd., Suite 710

McLean, Virginia 22102

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, APRIL 7, 2005

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Rowe Companies (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Meeting”), which will be held at the Ritz Carlton, 1700 Tysons Boulevard, McLean, Virginia, on Thursday, April 7, 2005 at 10:00 a.m., and all adjournments and postponements of the Meeting. The accompanying Notice of Meeting and form of proxy and this proxy statement are first being mailed to stockholders on or about March 7, 2005.

At the Meeting, stockholders will be asked to elect two directors of the Company, each for a term of three years, and act upon such other matters as may properly come before the Meeting, or any adjournments or postponements of the Meeting.

All shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), represented at the Meeting by properly authorized proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the stockholder’s instructions. If no instructions are indicated, properly executed proxies will be voted FOR the election of the director nominees set forth in this proxy statement. A majority of the shares of Common Stock entitled to vote at the Meeting represented in person or by proxy, will constitute a quorum. Proxies returned by brokers as “non-votes” on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker’s proxy.

The Company does not know of any matters, other than as described in the Notice of Meeting that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

A stockholder may revoke his or her proxy and change his or her vote at any time before the polls close at the Meeting by: (i) signing and returning another proxy with a later date; (ii) voting by telephone or on the internet—the stockholder’s latest telephone or internet vote will be counted; (iii) giving written notice of the revocation of the stockholder’s proxy to the Secretary of the Company prior to the Meeting at the address below; or (iv) voting in person at the Meeting. Any written notice revoking a proxy should be delivered to Gene S. Morphis, Secretary-Treasurer of the Company, at 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102. The presence of a stockholder at the Meeting will not automatically revoke such stockholder’s proxy.

STOCKHOLDER APPROVAL

Although the Company’s principal administrative offices are located in McLean, Virginia, the Company is incorporated under the laws of the State of Nevada. Under Nevada law, the affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. Accordingly, withholding of authority and broker non-votes will have no effect upon the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the meeting, stockholders of record as of the close of business on February 10, 2005 will be entitled to one vote for each share then held. As of February 10, 2005, the Company had 13,285,798 shares of Common Stock issued and outstanding.

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 10, 2005 by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director, nominee and Named Executive (as defined below under “Executive Compensation”) and (iii) all directors, nominees and executive officers as a group. The Company believes that the individuals listed each have sole voting and investment power with respect to such shares, except as otherwise indicated in the footnotes to the table.

Except as otherwise indicated in the table, the address of each person listed below is: c/o The Rowe Companies, 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount of Beneficial Ownership(1)		Percent of Class
Wellington Management Company, LLP (2) 75 State Street Boston, Massachusetts 02109	937,300		7.1

Directors and Executive Officers
Gerald M. Birnbach (3)(4)(5)	2,071,616		15.1
Sidney J. Silver (6)	1,410,889		10.6
Keith J. Rowe (3)(7)(8).	1,243,568		9.3
Harvey I. Ptashek.	39,843		*
Gerald O. Woodlief (9)	180,780		1.4
Richard E. Cheney.	73,268		*
Charles T. Rosen	58,429		*
Allan Tofias	20,240		*
Barry A. Birnbach	202,133		1.5
Timothy J. Fortune	58,967		*
Gene S. Morphis	56,667		*
All directors, nominees and executive officers as a group (11 persons)	4,542,373	(10)	32.2

*	Less than one percent.

(1)	Includes shares subject to options currently exercisable or which will become exercisable within 60 days after February 10, 2005 granted to the directors and Named Executives as follows: Mr. Gerald Birnbach—394,999, Mr. Silver—34,800, Mr. Rowe—34,800, Mr. Ptashek—37,550, Mr. Woodlief—34,800, Mr. Cheney—34,800, Mr. Rosen—34,800, Mr. Tofias—19,950, Mr. Barry Birnbach—99,834, Mr. Fortune—56,084 and Mr. Morphis—23,667. Also includes shares held in retirement accounts held by these persons.

(2)	As reported by Wellington Management Company, LLP (“Wellington”) in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. With respect to the 937,300 shares listed, Wellington reported shared voting power over 751,800 shares and shared dispositive power over all 937,300 shares.
(3)	Includes 308,107 shares held by Mr. Gerald Birnbach and Mr. Keith Rowe, as co-trustees under the trust FBO Michael Rowe, over which shares Mr. Gerald Birnbach and Mr. Keith Rowe exercise shared voting and investment power. Mr. Birnbach does not have any income or residuary interest in these shares.
(4)	Includes 127,383 and 438,537 shares held as co-trustee under irrevocable trust agreements for the descendants of D. E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, over which shares Mr. Gerald Birnbach exercises shared voting and investment power. Mr. Keith Rowe is the beneficiary of 63,691 and 219,268 of such shares, respectively. These shares are not included within the shares beneficially owned by Mr. Rowe because he does not have voting or investment power with respect to these shares.
(5)	Includes 2,673 shares held jointly by Mr. Gerald Birnbach with his wife. Includes 57,470 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Jami Taff and the Descendants of Jami Taff, 57,470 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Bruce Birnbach and the Descendants of Bruce Birnbach, 44,951 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Nina Patton and the Descendants of Nina Patton, and 38,853 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Tom Birnbach and the Descendants of Tom Birnbach. Includes 78,960 shares as trustee for the Birnbach Family Foundation. Excludes 4,174 shares held by Mr. Gerald Birnbach’s wife of which Mr. Gerald Birnbach disclaims beneficial ownership.
(6)	Excludes the following shares of which Mr. Silver disclaims beneficial ownership: 2,227 shares owned by Mr. Silver’s wife, 208,827 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Wife and Descendants of Sidney J. Silver, 68,157 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Benefit of Beth D. Silver and the Descendants of Beth D. Silver, 115,972 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Benefit of Patricia A. Silver and the Descendants of Patricia A. Silver, 156,980 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Benefit of Lisa E. Cannon and the Descendants of Lisa E. Cannon, 42,157 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Benefit of David C. Silver and the Descendants of David C. Silver and 46,407 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Benefit of Daniel B. Silver and the Descendants of Daniel B. Silver. Includes 127,383 and 438,537 shares held as co-trustee under Irrevocable Trust agreements for the descendants of D.E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, 871 shares held as co-trustee under the Revocable Trust Agreement FBO Jonathan Simon Elsberg and 22,550 shares in the Silver, Freedman & Taff Profit Sharing Plan and Trust over which shares Mr. Silver exercises shared voting and investment power.
(7)	Messrs. Michael and Keith Rowe are co-executors of the estate of Elizabeth J. Rowe and have shared voting and investment power with respect to 11,092 shares.
(8)	Excludes 924 shares owned by Mr. Rowe’s wife of which Mr. Rowe disclaims beneficial ownership. Includes 111,379 shares held as co-trustee with Mr. Rowe’s wife in the Rowe Charitable Remainder Trust of which Mr. Rowe disclaims beneficial ownership. Also excludes 188,573 shares held in the Keith and Teresa Rowe Irrevocable Trust; Mr. Keith Rowe and his wife are the beneficiaries of this trust, but neither is a trustee. Additional shares excluded from those beneficially owned by Mr. Rowe are noted in footnote 4.
(9)	Includes 66,126 shares held as co-trustee with Mr. Woodlief’s spouse under the trust FBO Mr. Woodlief and 79,854 shares held as co-trustee with Mr. Woodlief’s spouse under the trust FBO Mr. Woodlief’s spouse.
(10)	Includes in the aggregate 806,084 shares subject to options which are currently exercisable or which will become exercisable within 60 days after February 10, 2005.

PROPOSAL I—ELECTION OF DIRECTORS

The Company’s Board of Directors is composed of eight directors. Approximately one-third of the Directors are elected annually. Two directors are to be elected at the Meeting for terms of three years, to expire in 2008, or until their successors are elected and qualified.

Unless contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of the two nominees named below. If either of such persons is unable, or declines to serve, the persons named in the accompanying proxy may vote for another person, in their discretion. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The following table sets forth certain information with respect to each nominee for election to the Board and each director continuing to serve.

INFORMATION CONCERNING NOMINEES

	Age	Director Since	Term To Expire
Charles T. Rosen.	71	1977	2008
Sidney J. Silver.	70	1982	2008

DIRECTORS CONTINUING TO SERVE

	Age	Director Since	Term To Expire
Gerald O. Woodlief.	74	1982	2006
Harvey I. Ptashek	66	1984	2006
Allan Tofias.	74	1998	2006
Gerald M. Birnbach.	74	1966	2007
Keith J. Rowe	61	1977	2007
Richard E. Cheney	83	1988	2007

Charles T. Rosen served as Vice President of Luth Research, Inc., a market research company, from 1993 until his retirement on December 31, 2001.

Sidney J. Silver has been a member of the Washington, D.C. law firm Silver, Freedman & Taff, L.L.P. since 1972.

Gerald O. Woodlief served as a Senior Vice President of the Company from 1982 until his retirement in December 1992. Mr. Woodlief was a consultant to the Company from January 1993 until December 1997. From 1949 until 1982, Mr. Woodlief served in various manufacturing positions with the Company.

Harvey I. Ptashek served as a Senior Vice President of the Company from 1984 until his retirement in September 1998. From 1964 until 1984, Mr. Ptashek served in various executive sales positions with the

Company. Subsequent to his retirement from the Company, Mr. Ptashek became a director of United States Leather, Inc. from September 1998 to 2002. He was a consultant for Urban Country, a furniture and home furnishings store, from June 2003 until September 2004.

Allan Tofias served as managing shareholder and President of the accounting firm of Tofias, Fleishman, Shapiro & Company P.C. from 1966 until 1995, and as CEO and Chairman of that firm from 1996 to September 1997. Mr. Tofias was a director of One Price Clothing Stores, Inc. until June 2004.

Gerald M. Birnbach has been in the service of the Company since 1956. He has served as the Company’s President since 1972 and Chairman of the Board since 1976. Prior to becoming President, he was Vice President of Merchandising and Sales. He is the brother of Barry A. Birnbach, the Company’s Vice President—Corporate Development.

Keith J. Rowe served as a Vice President of the Company from 1977 to January 1993. He is presently a private investor and currently serves as Chairman of the Board of Enabling Technologies, Inc.

Richard E. Cheney was the Chairman of the Board of Hill & Knowlton, an international public relations company, from 1987 to 1991, and served as the Chairman Emeritus of Hill & Knowlton from 1991 to 1993. He currently serves on the boards of directors of Chattem, Inc. and Stoneridge, Inc.

Board of Directors Meetings and Committees.    The Board conducts its business through meetings of the Board and through the meetings of its committees. During the fiscal year ended November 28, 2004, the Board of Directors held six regular Board meetings and four special Board meetings. During the last fiscal year, no incumbent director of the Company attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which such director served during the period that he served.

The Audit Committee of the Board of Directors consists of Messrs. Ptashek, Rosen and Tofias. The Board of Directors has determined that Mr. Tofias is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission (the “SEC”). Each member of the Audit Committee, including Mr. Tofias, is “independent,” as independence for audit committee members is defined in the American Stock Exchange (“AMEX”) listing standards.

The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s consolidated financial statements, the accounting and financial reporting processes and the financial statement audits, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Audit Committee also is responsible for hiring, retaining and terminating the Company’s independent auditors. The Audit Committee held four committee meetings during the fiscal year ended November 28, 2004. For additional information regarding the Audit Committee, see “Report of the Audit Committee.” The Audit Committee operates under a formal written charter, a copy of which is attached as Appendix A.

The Compensation Committee of the Board of Directors consists of Messrs. Rosen, Rowe and Woodlief. This committee determines the compensation of the executive officers of the Company to the extent not covered by contract. One meeting was held by the Compensation Committee during the fiscal year ended November 28, 2004.

The Stock Option Committee of the Board of Directors consists of Messrs. Cheney, Rosen and Tofias. The Stock Option Committee determines the terms and number of stock options to be granted to all officers and employees of the Company. Three meetings were held by the Stock Option Committee during the fiscal year ended November 28, 2004.

The Executive Committee of the Board of Directors consists of Messrs. Cheney, Ptashek, Rosen, Rowe, Tofias and Woodlief. The Executive Committee’s primary function is to review corporate governance issues. Two meetings were held by the Executive Committee during the fiscal year ended November 28, 2004.

During fiscal 2004, the full Board of Directors acted as a nominating committee for the selection of nominees for election as directors and met one time for this purpose. In December 2004, the Board of Directors appointed a separate Nominating Committee, comprised of Directors Ptashek, Rosen and Woodlief, each of whom is an “independent director,” as that term is defined in the AMEX listing standards. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the Meeting identified in this proxy statement were recommended to the Board by the newly appointed Nominating Committee.

The Nominating Committee operates under a formal written charter adopted by the Board, a copy of which is attached to this proxy statement as Appendix B, under which the Nominating Committee has the following responsibilities:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s articles of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

(iii)	review nominations submitted by stockholders, which have been addressed to the Company’s Secretary, and which comply with any requirements of the Company’s articles of incorporation and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Stockholder Communications with Directors

Stockholders may communicate directly with the Board of Directors by writing to: Gerald M. Birnbach, Chairman and President, The Rowe Companies, 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102.

Board Member Attendance at Annual Stockholder Meetings

Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Every current director of the Company attended last year’s annual meeting of stockholders.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for each of the last three fiscal years earned by the President and each of the other most highly compensated executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended November 28, 2004 (the “Named Executives”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation					Long-Term Compensation Awards		All Other Compensation(2)
							Securities Underlying Options
		Salary	Bonus			Other Annual Compensation(1)
Gerald M. Birnbach Chairman and President	2004 2003 2002	$922,231 887,664 822,350		— — —		$53,061 — —	30,000 30,000 20,000	(3)	$25,284 17,896 15,177

Barry A. Birnbach Vice President—Corporate Development	2004 2003 2002	259,858 236,917 215,000	$	— 50,000 50,000	(4)	— — —	10,000 10,000 4,000	(3)	23,875 25,128 16,832

Timothy J. Fortune Vice President—Human Resources and Strategy	2004 2003 2002	181,586 165,833 147,500		— 45,000 35,000	(4)	— — —	10,000 10,000 4,000	(3)	14,472 11,131 5,816

Gene S. Morphis (5) Chief Financial Officer, Secretary-Treasurer	2004 2003 2002	219,137 200,000 68,205		— 40,000 10,000		— — —	12,000 8,000 15,000	(3)	14,350 33,334 —

(1)	For Mr. Gerald Birnbach, the 2004 amount includes the incremental costs to the Company in 2004 of $41,741 for providing him with a leased automobile and $11,320 for estate tax planning services. During 2003 and 2002, in the case of Mr. Gerald Birnbach, and during 2004, 2003 and 2002, in the case of all of the other Named Executives, none of the Named Executives received perquisites and other personal benefits that in the aggregate had an incremental cost to the Company in excess of the lesser of $50,000 or 10% of their respective salary and bonus for the year.
(2)

For Mr. Gerald Birnbach, includes (i) directors fees and (ii) payments made under the Executive Medical Reimbursement Plan as follows: 2004, $3,000 and $22,284; 2003, $3,000 and $14,896 and 2002, $4,000 and $11,177. For Mr. Barry Birnbach and Mr. Fortune, amounts include (i) matching contributions by the Company pursuant to its Cash-or-Deferred Non-Qualified Executive Retirement Plan, which was terminated during fiscal 2002 (the “Executive Retirement Plan”) (ii) matching contributions by the Company under the Company’s Merged 401(k) Plan (the “401(k) Plan”) and (iii) payments made under the Executive Medical

Reimbursement Plan as follows: Mr. Barry Birnbach—2004, $0, $8,200 and $15,675; 2003, $0, $0 and $25,128 and 2002, $1,792, $0 and $15,040. Mr. Fortune—2004, $0, $6,044 and $8,428; 2003, $0, $6,780 and $4,351 and 2002, $1,475, $1,475 and $2,866. Mr. Barry Birnbach and Mr. Fortune became participants in the Executive Retirement Plan and ceased to be participants in the 401(k) Plan upon their becoming executive officers during fiscal 1999. Mr. Fortune again became a participant in the 401(k) Plan upon termination of the Executive Retirement Plan in fiscal 2002. Mr. Barry Birnbach again became a participant in the 401(k) plan in fiscal 2004. For Mr. Morphis, amounts include (i) matching contributions by the Company under the Company’s Merged 401(k) Plan (ii) relocation expenses reimbursed by the Company and (iii) payments made under the Executive Medical Reimbursement Plan as follows: 2004, $7,267, $0 and $7,083; 2003, $6,000, $25,000 and $2,334 and 2002, $0, $0 and $0.

(3)	For additional information regarding this award, see the table below captioned “Option Grants in Last Fiscal Year.”
(4)	Includes $10,000 earned in 2002, awarded by Rowe Furniture, Inc. and paid in 2003.
(5)	Mr. Morphis’s employment with the Company began on July 30, 2002.

The following table sets forth certain information concerning stock options granted pursuant to the Company’s 2003 Stock Option and Incentive Plan (the “2003 Stock Option Plan”) to the Named Executives in fiscal 2004. No stock appreciation rights have been awarded under the 2003 Stock Option Plan.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants			Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options Granted(1)	% Of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)		5%	10%
G. M. Birnbach	30,000	10%	$3.00	12-01-13	$56,601	$143,437
B. A. Birnbach.	10,000	3%	3.00	12-01-13	18,867	47,812
T. J. Fortune	10,000	3%	3.00	12-01-13	18,867	47,812
G. S. Morphis	12,000	4%	3.00	12-01-13	22,640	57,375

(1)	Mr. Gerald Birnbach’s options consist of 25,000 shares which became exercisable immediately upon grant and 5,000 shares which became exercisable on January 1, 2004. All of the options granted to the other Named Executives became exercisable immediately upon grant.

The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Executives.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at 11-28-04 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 11-28-04 Exercisable/Unexercisable(1)
Gerald M. Birnbach	0	0	389,999/10,000	$307,545/$28,800
Barry A. Birnbach	0	0	98,168/3,332	78,379/9,596
Timothy J. Fortune	0	0	54,418/3,332	73,049/9,596
Gene S. Morphis	10,000	$29,350	22,334/2,666	55,122/7,678

(1)	The difference between fair market value of the Company’s Common Stock at fiscal year end and the exercise price. An option is in-the-money if the exercise price per share is less than the market value per share.

Employment Agreement with Gerald Birnbach.    Effective December 1, 1997, the Company entered into a new employment agreement with Mr. Gerald Birnbach. The agreement provides for a minimum base salary of $791,850. The annual base salary is subject to adjustment annually based upon increases in the Consumer Price Index pursuant to a formula set forth in the agreement (the “adjusted base salary”). Provision is also made for a bonus for unusual efforts made by Mr. Birnbach on behalf of the Company to be awarded in the sole discretion of the Company’s Board of Directors. The employment agreement also provides for termination benefits, disability and death benefits, vacation and other employee benefits, including the furnishing of an automobile to Mr. Birnbach.

The employment agreement provides for a term of five years, which commenced on December 1, 1997 (the “Commencement Date”). On each anniversary of the Commencement Date, the term of the employment agreement is automatically extended for an additional year unless at least 90 days before such anniversary the Company’s Board of Directors, by the affirmative vote of at least two-thirds of its membership, determines not to extend the term and written notice of such action is provided to Mr. Birnbach. The term of the agreement has been automatically extended on each anniversary which has occurred to date.

The employment agreement provides for mandatory deferral of certain compensation by Mr. Birnbach, if necessary, to assure tax deductibility thereof by the Company, with interest thereon at 8% per annum.

The employment agreement allows the Board of Directors to terminate Mr. Birnbach’s employment at any time with or without cause. If Mr. Birnbach voluntarily terminates his employment with the Company prior to a change in control of the Company without “good reason,” then he will not be entitled to any severance payments, but he and his spouse will continue to receive health benefits for the remainder of their lifetimes at the sole cost of the Company (the “Post-Separation Health Benefits”). If Mr. Birnbach terminates his employment for “good reason,” or if the Company terminates his employment without “cause” (other than on account of total disability or death), in either case not in connection with or following a change in control, then he (or his estate, if he is not then living) will be entitled to continue to receive his adjusted base salary for the remainder of the term of the employment agreement in installments consistent with prior practice. In addition, any unvested benefits provided to Mr. Birnbach under any employee welfare benefit or pension benefit plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) will immediately vest, and he and his spouse will receive the Post-Separation Health Benefits. If the Company terminates Mr. Birnbach’s employment prior to a change in control for “cause,” then he and his spouse will not receive the Post-Separation Health Benefits and he will not be entitled to any severance payments or any other termination benefit. The employment agreement defines the term “good reason” as the occurrence of certain diminutions of or interferences with Mr. Birnbach’s duties, responsibilities or benefits under the agreement without his express written consent.

If Mr. Birnbach’s employment is terminated prior to a change in control on account of total disability, then he will be entitled to partial salary continuation through the remaining term of the employment agreement. In addition, any unvested benefits provided to Mr. Birnbach under any employee welfare benefit or pension benefit plan will immediately vest, and he and his spouse will receive the Post-Separation Health Benefits. If Mr. Birnbach should die while employed, but not in connection with or following a change in control transaction, his estate will be entitled to receive a lump sum payment equal to his adjusted base salary that he would have received had he continued to be employed by the Company for the lesser of 18 months or the balance of the employment agreement term. In addition, any unvested benefits provided to Mr. Birnbach under any employee welfare benefit or pension benefit plan will immediately vest, and his spouse will receive the Post-Separation Health Benefits. If Mr. Birnbach’s death occurs while he is employed by the Company but after the Company’s Board of Directors approves a proposed transaction, subject to shareholder approval, pursuant to which the Company will cease to be an independent publicly-owned company or for a sale or other disposition of all or substantially all of the Company’s assets, then his death will be deemed to have occurred in connection with a change in control, entitling his estate to the change in control benefits described in next paragraph, in lieu of the termination benefits that would otherwise be payable in the event of his death, provided that the proposed transaction is completed within eight months after his death.

If Mr. Birnbach’s employment is terminated for any reason in connection with or following a change in control of the Company, then he will be entitled to receive, on the date of termination, an amount equal to 299% of his “base amount,” as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), payable in a single cash lump sum. In addition, any unvested benefits provided to Mr. Birnbach under any employee welfare benefit or pension benefit plan will immediately vest, and he and his spouse will receive the Post-Separation Health Benefits. If the termination in connection with or following the change in control of the Company is involuntary (excluding death or total disability) or made by Mr. Birnbach for good reason and Mr. Birnbach offers to continue to provide services as contemplated by the employment agreement and the offer is declined, then the Company must also, during the shorter period of the date of termination through the remaining term of the employment agreement or two years following the termination, pay to Mr. Birnbach monthly 1/12 of his adjusted base salary, plus 1/12 of the average amount of cash bonus and cash incentive compensation earned by Mr. Birnbach for the two full fiscal years preceding the change in control, reduced by the amount of income, if any, earned by Mr. Birnbach from providing personal services to another company during this period. The term “change in control” is defined as the occurrence of any of the following events: (i) any third person or group becomes the beneficial owner of 25% or more of the outstanding shares of Common Stock; (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were the directors of the Company immediately prior to such event cease to constitute a majority of the board; or (iii) the Company’s shareholders approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned company or for a sale or disposition of all or substantially all of the Company’s assets.

Under the employment agreement, subject to limited exceptions, for a period of two years after the voluntary or involuntary termination of Mr. Birnbach’s employment with the Company, Mr. Birnbach may not compete or own an interest in any other business in competition with that of the Company’s business, except for the purchase and holding of securities of any publicly traded company.

Agreements with Barry Birnbach.    In 1984, the Company entered into a salary continuation agreement with Barry Birnbach that provides for payments to be made to Mr. Birnbach in the event his employment is terminated by the Company under specified circumstances. The agreement provides that if Mr. Birnbach’s employment is terminated solely for the convenience of the Company, without cause or any other reason related to job performance, Mr. Birnbach will be entitled to, at the Company’s option, either (1) the continuation of his then-current base annual compensation, payable monthly until the first to occur of the end of the two-year period following such termination or the attainment by Mr. Birnbach of age 65, or (2) payment upon such termination of a lump sum amount equal to the present value of the payments described in clause (1) of this sentence. If Mr. Birnbach’s employment is terminated for an infraction of Company rules or a violation of the terms of his employment, in either case not amounting to cause, Mr. Birnbach will be entitled to, at the Company’s option, either (1) the continuation of his then-current base annual compensation, payable monthly until the first to occur of the end of the six-month period following such termination or the attainment by Mr. Birnbach of age 65, or (2) payment upon such termination of a lump sum equal to the present value of the payments described in clause (1) of this sentence. If Mr. Birnbach’s employment is terminated for cause, Mr. Birnbach will not be entitled to any benefits under the salary continuation agreement. Any amounts payable under the agreement are subject to reduction by the amount of any compensation Mr. Birnbach receives from a new employer following termination of his employment by the Company.

In addition to his salary continuation agreement, the Company has a deferred compensation agreement with Barry Birnbach providing for cash payments to him upon his retirement of up to $650,000 in the aggregate over a period of at least ten years, depending upon his age at the time of retirement. The agreement also provides for payment of the same amount over ten years in the event of his death or termination of employment due to disability. The agreement further provides that if he is terminated by the Company before age 65, he may receive cash payments of up to $650,000 in the aggregate over ten years beginning at age 65, provided certain conditions are met.

Cash-or-Deferred Non-Qualified Executive Retirement Plan.    Prior to its termination in fiscal 2002, the Company had maintained since December 1, 1994, an unfunded Cash-or-Deferred Non-Qualified Executive Retirement Plan (the “Executive Retirement Plan”). The Executive Retirement Plan was designed to enable executive officers to defer current income. Under the Executive Retirement Plan, a participant could elect to defer an unlimited amount of his salary and bonus. Each participant received a Company matching contribution equal to (i) 75% of the first 1% to 3% of compensation deferred and (ii) 25% of deferred amounts from 4% to 6% of compensation. No matching contribution was made for deferred amounts in excess of 6% of salary and bonus. In its discretion, the Board of Directors could award supplemental credits to the accounts of plan participants. Participants were fully vested in the amounts credited to their plan accounts at all times. Prior to January 26, 1998, participant deferral amounts, matching credits and any supplemental credits earned interest based on the then current 10-year treasury bond rate. Effective January 27, 1998, the Executive Retirement Plan was amended to allow participants to earn additional credits on amounts held in their accounts based on the performance of one or more of five measurement funds available to participants for their selection.

Following the termination of the Executive Retirement Plan, all participants (Messrs. Gerald Birnbach, Barry Birnbach, and Fortune) were paid their account balances in April 2002.

Director Compensation.    Mr. Gerald Birnbach, the only director employed by the Company, is paid a fee of $500 per regular meeting attended. In April 2004, the Board of Directors increased the non-employee directors’ fees from $2,000 to $2,500 per regular meeting attended. No fees are paid to directors for attending special meetings of the Board or for their service on Board committees. The Chairman of the Audit Committee is paid an annual fee of $10,000. In fiscal 2004, Mr. Tofias received $10,000 as Chairman of the Audit Committee. In fiscal 2004, for attendance at regular meetings of the Company’s Board of Directors, Messrs. Cheney, Ptashek, Rosen, Rowe, Silver, Tofias and Woodlief each received $13,500 and Mr. Birnbach received $3,000. On December 1, 2003, the following non-employee directors received an immediately exercisable ten-year option to purchase 3,000 shares at an exercise price of $3.00 per share: Messrs. Cheney, Ptashek, Rosen, Rowe, Silver, Tofias and Woodlief. For information regarding options granted during fiscal 2004 to Director Gerald Birnbach, see the table above captioned “Option Grants in Last Fiscal Year”. Messrs. Ptashek, Rosen, Rowe, Silver and Woodlief are participants in the Executive Medical Reimbursement Plan, which provides reimbursement for out-of-pocket costs incurred under the Company’s general health insurance plan, and received payments under this plan of $9,085, $10,862, $2,735, $13,728 and $12,436, respectively, in fiscal 2004.

Compensation Committee Interlocks and Insider Participation.    The members of the Company’s Compensation Committee are Messrs. Rosen, Rowe and Woodlief. Messrs. Rowe and Woodlief are former officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon information provided to the Company by the officers and directors subject to Section 16 of the Exchange Act, each of the Company’s executive officers, directors and greater than 10% stockholders timely filed all required reports during the fiscal year ended November 28, 2004.

Certain Transactions

Mr. Silver is a member of the law firm Silver, Freedman & Taff, L.L.P., which serves as general counsel to the Company. Barry P. Taff, who is the son-in-law of the Company’s Chairman and President Gerald M. Birnbach, is also a member of this law firm. Total fees incurred for legal services rendered by this firm to the Company and its subsidiaries during the fiscal year ended November 28, 2004 were $516,831.

Mr. Bruce M. Birnbach, President of Rowe Furniture, Inc., a wholly-owned subsidiary of the Company (“Rowe Furniture”), is the son of Gerald M. Birnbach, Chairman of the Board and President of the Company. During the fiscal year ended November 28, 2004, Mr. Bruce Birnbach earned a salary of $327,500, received

$19,122 in payments pursuant to the Executive Medical Reimbursement Plan and $9,200 in matching contributions under the 401(k) Plan. Mr. Birnbach also received a stock option award of 12,000 shares granted on December 1, 2003 at $3.00 per share.

Effective December 1, 2004, Rowe Furniture entered into a Sales and Distribution Agreement (the “Distribution Agreement”) with Lay-It-Out, LLC (“LIO”) and Jami B. Taff. LIO manufactures life-size templates intended to aid users in determining the proper room lay-out for the furniture they have purchased or are planning to purchase. Ms. Taff, the sole member of LIO, is the daughter of the Company’s Chairman and President, Gerald M. Birnbach.

The Distribution Agreement gives Rowe Furniture the right and license to sell and distribute templates manufactured by LIO, on an exclusive basis for certain products and on a non-exclusive basis for other products. The Distribution Agreement provides for a one-year term, renewable by Rowe Furniture for two successive one-year terms. Rowe Furniture has guaranteed a minimum purchase quantity for the first year of the agreement, which will require it to pay LIO at least $124,800. The Distribution Agreement also contains minimum purchase requirements for the second and third years of the agreement not guaranteed by Rowe Furniture, which, if fulfilled, would result in payments to LIO of at least $240,000 and $480,000, respectively. If Rowe Furniture does not fulfill these minimum purchase requirements, LIO may terminate the Distribution Agreement or convert the Distribution Agreement into a non-exclusive distribution agreement, subject to Rowe’s continued exclusive rights with respect to existing and prospective customers that purchase LIO products within six months of LIO’s notice converting the agreement to a non-exclusive distribution agreement. In order to assist LIO in its obligation to secure initial inventory of its products, Rowe Furniture advanced LIO $25,000, to be credited against future invoices from LIO. The Distribution Agreement requires LIO to share with Rowe Furniture a portion of the revenues received by LIO from direct sales by LIO of exclusive products to persons other than Rowe customers and a portion of the revenues received from all sales of non-exclusive products, whether sold by Rowe to its customers or by LIO directly.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

The compensation policies of the Company seek to align the compensation of its executive officers with the Company’s financial and other performance aspects, thereby improving performance and enhancing stockholder value.

Compensation Philosophy.    The Company’s compensation programs are designed to attract and retain qualified management personnel by providing compensation intended to be competitive while, at the same time, providing incentive to enhance stockholder value consistent with the business strategies and long-term objectives of the Company. Accordingly, the Company’s compensation programs include the following aspects:

The compensation program primarily includes a base salary providing compensation intended to be competitive and cash bonuses reflecting the Company’s financial and other performance as well as the individual’s performance. The compensation program also includes long-term incentive awards in the form of stock options, designed to reward and retain executives over a period of years, and to align the interests of executives with those of stockholders.

Base Salaries.    Base salaries are intended to compensate fairly all of the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, and their extended period of service to the Company. Actual salaries paid to the Company’s executive officers are based upon their level of experience and performance and their years of service to the Company.

Cash Bonuses.    The compensation committee may, in its discretion based on individual and corporate performance, award cash bonuses to all executive officers other than the Company’s Chief Executive Officer. For fiscal 2004, the compensation committee did not award any cash bonuses. As described below under “Compensation of the Chief Executive Officer,” the Board of Directors may, in its discretion, award bonuses to the Chief Executive Officer.

Long-term Incentives.    In fiscal 2004, the Company continued to provide long-term, stock-related incentives to key executives and employees, including the Named Executives, through grants of stock options under the 2003 Stock Option Plan. Awards under these plans may be either “incentive” stock options, qualifying for favorable income tax treatment, or “non-qualified” stock options. Options are designed to align management’s incentives with the interests of the Company’s stockholders and to reward executives for increases in stockholder value. On December 1, 2003, stock options were awarded under the 2003 Stock Option Plan to the following Named Executives in the following amounts: Mr. Gerald Birnbach—30,000 shares, Mr. Barry Birnbach—10,000 shares, Mr. Fortune—10,000 shares and Mr. Morphis—12,000 shares. For additional information regarding these options, see the table above captioned “Option Grants in Last Fiscal Year.”

Compensation of the Chief Executive Officer.    Effective December 1, 1997, the Company entered into a new employment agreement with Mr. Gerald Birnbach to compensate him for his value and past services to the Company and as an inducement to secure his future services to the Company. See “Executive Compensation—Employment Agreements.” The employment agreement contains a formula providing for annual adjustments to Mr. Birnbach’s base salary for cost of living increases, and for the granting to Mr. Birnbach of bonuses, in the discretion of the Company’s Board of Directors. The Board of Directors did not award Mr. Birnbach a bonus for fiscal 2004.

In 1993, Section 162(m) was added to the Code, the effect of which was to eliminate the deductibility of annual compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company.

Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. The Company has included a provision in Mr. Birnbach’s employment agreement requiring the deferral of any such compensation in excess of such limit. In addition, although the current compensation of each of the Company’s other executive officers is below the $1 million threshold, the Company intends to consider this provision in establishing future compensation policies for such officers.

COMPENSATION COMMITTEE

Charles T. Rosen

Keith J. Rowe

Gerald O. Woodlief

STOCK OPTION COMMITTEE

Richard E. Cheney

Charles T. Rosen

Allan Tofias

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

As required by its charter, the Audit Committee received and reviewed the report of BDO Seidman, LLP regarding the results of their audit, as well as the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee reviewed and discussed the audited financial statements with Company management. A representative of BDO Seidman, LLP also discussed with the Audit Committee the independence of BDO Seidman, LLP from the Company, as well as the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

In fulfilling its oversight responsibility of reviewing the services performed by the Company’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee met with the independent auditors to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under “Independent Auditors” below.

Based on the Audit Committee’s review and discussions noted above, it recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 28, 2004, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors of The Rowe Companies.

Harvey I. Ptashek

Charles T. Rosen

Allan Tofias

PERFORMANCE GRAPH

The following is a line graph comparing the yearly change in the cumulative total return on the Company’s Common Stock with the cumulative total return on the American Stock Exchange (AMEX) Market Index, and the Company’s peer group index for the Company’s last five fiscal years.

	1999	2000	2001	2002	2003	2004
The Rowe Companies	$100.00	$31.37	$14.31	$23.99	$32.02	$55.35
AMEX Market Index	$100.00	$82.39	$72.02	$66.92	$88.23	$107.39
Peer Group	$100.00	$78.27	$105.51	$121.84	$120.50	$142.08

The peer group consists of household furniture manufacturing companies with the same Standard Industrial Classification as the Company.

INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has engaged the independent registered public accounting firm of BDO Seidman, LLP to audit the financial statements of the Company for the 2005 fiscal year. Representatives of BDO Seidman, LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

During the fiscal years ended November 28, 2004 and November 30, 2003, BDO Seidman LLP provided various audit, audit related and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years: $214,000—2004; $175,000—2003.

(b)	Audit Related Fees: Aggregate fees billed for professional services rendered related to audits of employee benefit plans, audits in connection with business acquisitions and dispositions, consultation on accounting matters, Sarbanes-Oxley Section 404 matters and debt refinancings: $80,000—2004; $109,000—2003.

(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax return preparation: $128,000—2004; $119,000—2003.

(d)	All other fees: None.

The Audit Committee preapproves all audit and permissible non-audit services to be provided by BDO Seidman, LLP and the estimated fees for these services. None of the services provided by BDO Seidman, LLP described in items (a)-(c) above were approved by the Audit Committee pursuant to a waiver of the preapproval requirements of the SEC’s rules and regulations.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s principal administrative offices at 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102 no later than November 7, 2005. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended and, as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s Articles of Incorporation and Bylaws and Nevada law. Under the proxy rules, in the event that the Company receives notice of a stockholder proposal to take action at the next annual meeting that is not submitted for inclusion in the Company’s proxy materials, the persons named in the form of proxy sent by the Company to its stockholders will have the discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at the main office of the Company by January 21, 2006.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company may also retain the services of a proxy solicitation firm, the fees and expenses of which firm will be paid for by the Company, although there is no present intention to retain any such firm.

The Company’s annual report to stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on February 10, 2005. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation materials, nor as having been incorporated herein by reference.

GENE S. MORPHIS

Chief Financial Officer and

Secretary-Treasurer

March 7, 2005

Appendix A

THE ROWE COMPANIES BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

PURPOSE

The primary function of the Audit Committee (“Committee”), at a minimum, is to assist the Board of Directors (“Board”) in fulfilling its oversight responsibilities by:

•	Assessing the integrity of the Company’s financial statements.

•	Reviewing the Company’s systems of internal controls regarding finance, accounting, operations, and legal and regulatory compliance that management and the Board have established.

•	Reviewing financial reports and other financial information provided by the Company to any governmental body, regulatory body or the public.

•	Overseeing the accounting and financial reporting processes and the financial statement audits.

•	Having direct responsibility for the appointment, compensation, qualifications, independence, retention and oversight of the independent auditors and provide that the independent auditor reports directly to the Audit Committee.

•	Reviewing the performance of the Company’s internal audit function and independent auditors.

AUTHORITY

The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Appoint, compensate, and oversee the work of any registered public accounting firm employed by the organization. The firm will report directly to the Audit Committee.

•	Resolve any disagreements between management and the auditor regarding financial reporting.

•	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist in its conduct of any investigation.

•	Seek any information it requires from books, records, facilities and employees of the Company (all of whom are directed to cooperate with the Committee’s requests) or external parties.

•	Meet with company officers, external and internal auditors, or independent counsel, as necessary.

•	Delegate authority to subcommittees, including the authority to pre-approve audit and permitted non-audit services, provided that such decisions are presented to the full Committee at its next scheduled meeting.

In fulfilling its responsibilities, it is recognized that members of the Committee are not employees of the Company. The Company’s management is responsible for preparing the Company’s financial statements. The independent auditors are responsible for auditing the Company’s annual financial statements and reviewing the

Company’s quarterly financial statements prior to the filing of the Company’s annual and quarterly reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (“SEC”). It is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company from whom and from which he or she receives information and the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board).

AUDIT COMMITTEE COMPOSITION

Audit Committee members (including a chairperson) shall be appointed annually by the Board of Directors. The nomination of Audit Committee members is the responsibility of the Board of Directors. The membership of the Audit Committee shall consist of at least three members of the Board of Directors. All members of the Audit Committee meet all of the independence requirements set forth by the SEC, the listing standards of the American Stock Exchange (“AMEX”), and the Sarbanes-Oxley Act of 2002 and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

All members of the Committee shall be able to read and understand fundamental financial statements. At least one member of the Committee must be designated by the Board as “financially sophisticated” as such qualification term is defined in the listing standards of the AMEX and as the Board interprets such qualification in its business judgment consistent with such definition. Further, one member of the Committee may be designated annually by the Board as an “audit committee financial expert,” as the SEC defines that term and as the Board interprets such qualification in its business judgment consistent with such definition. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter.

MEETINGS

The Committee will meet at least on a quarterly basis, with authority to convene additional meetings, as circumstances require. All Committee members are expected to attend each meeting, in person or via tele- or video-conference.

The Committee will invite members of management, the chief internal auditor and/or other members of the Company’s Internal Audit Department, independent auditors or others to attend meetings and provide pertinent information as necessary. It will hold private meetings and executive sessions with independent auditors and the chief audit executive to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared and reflect the pertinent accomplishments and points of the meetings.

DUTIES AND RESPONSIBILITIES

The Audit Committee will act in accordance with all requirements of the SEC, AMEX and the Sarbanes-Oxley Act. The duties and responsibilities of a member of the Audit Committee are:

Review Procedures

•	Discuss the form of presentation and type of information to be contained in earnings press releases (including the use of “pro forma”, or “adjusted” non-GAAP, information) as well as financial information and earnings provided to analysts and ratings agencies. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•	Prior to the filing of quarterly and annual reports on Forms 10-Q and 10-K, review and discuss with management and the independent auditors, the annual and quarterly financial statements and reports including footnotes and the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

•	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on financial statements.

•	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•	Review any disclosures made by the Chief Executive Officer and Chief Financial Officer during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

•	Review with management and the independent auditors (i) the results of the independent auditors’ reviews of the quarterly financial statements, (ii) the audit report and the results of the audit, including significant findings and recommendations of the auditor, together with management’s responses, (iii) any other matters required to be communicated to the Committee by the independent auditors, including those required by SAS Nos. 61 and 71 or any other SAS and (iv) any other material written communication between the independent auditors and management. Prior to the filing of the Company’s Annual Report on Form 10-K, recommend to the Board whether the audited financial statements should be included in the Form 10-K.

•	Review management’s and the independent auditor’s qualitative judgments regarding the appropriateness of their financial disclosure practices and choice of accounting principles adopted by the Company, whether they are used or proposed.

•	Consider and approve major changes to the Company’s auditing and accounting principles and practices and to the Company’s internal controls as suggested by the independent accountants, management, or the internal auditing department.

External Audit

•	The Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the independent auditors, including the resolution of disagreements between management and the independent auditors regarding financial reporting. The independent auditors will report directly to the Audit Committee.

•	Evaluate the qualifications, independence and performance of the independent auditors annually. Review statements submitted by the independent auditors required by the Independence Standards Board, Standard 1, regarding any disclosed relationships that could affect the auditor’s independence.

•	Review with management and the external auditors all matters related to the conduct of the audit required to be communicated to the Committee under Generally Accepted Auditing Standards.

•	Annually, obtain and review a report by the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent quality-control or peer review of the firm, or by any investigation by governmental or professional authorities, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. Take into account the opinions of management and the internal auditor, review and evaluate the lead auditor of the independent auditor and presents the Committee’s conclusions with respect to the independent auditor to the Board.

•	Establish the rotation of the lead audit partner every five years and other audit partners to the extent required by law or regulation, and consider whether there should be regular rotation of the firm itself.

•	Present conclusions regarding the independent auditor to the full Board.

•	Set clear hiring policies for employees or former employees of the independent auditor.

•	Review and approve requests and the fees to be paid for all audit and permissible non-audit services. The Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with this Charter, for the engagement of the independent auditors to render permissible non-audit services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

•	Review the audit plan of the independent auditors—discuss scope, staffing, timing, estimated and actual fees, reliance upon management and internal audit and general audit approach.

•	Review with the independent auditor any audit problems or difficulties during the audit and management’s response. This review should include the scope of the independent auditor’s activities, disagreements with management and a discussion of any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies.

•

Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the financial reporting process and internal control system of the Company (including information technology security and control) including reviewing and discussing major financial risk exposures and the steps management has taken to monitor, control and report such exposures.

Reporting Responsibilities

•	Review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditor, and the performance of the internal audit function.

•	Provide an annual report of the Committee to the shareholders as required by the SEC for inclusion in the Company’s annual proxy statement.

Ethical and Legal Compliance

•	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review with the Company’s chief corporate counsel: (i) any significant legal matter that could have a material impact on the Company’s financial statements; (ii) legal compliance matters, including corporate securities trading policies and material notices to or inquiries received from governmental agencies; and (iii) reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

Internal Audit

•	Review and concur in the appointment, replacement, reassignment, or dismissal of the chief internal auditor. Decisions regarding hiring or termination of the chief internal auditor require endorsement by the Committee. The chairperson of the Committee will also be involved in performance evaluation and compensation decisions related to the chief internal auditor.

•	Review with management and the chief internal auditor the charter, plans, activities, staffing, and organizational structure of the internal audit function as needed, it being understood that the Internal Audit Department functionally reports directly to the Committee.

•	Review the effectiveness of the internal audit function, including the independence of the internal audit function and that there are no unjustified restrictions or limitations.

•	Consider and review with the chief internal auditor: significant findings during the year, together with management’s response, including the status of previous audit recommendations; difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; changes required in the planned scope of the Internal Audit plan; and Internal Audit Department charter, budget and staffing.

Other Duties and Responsibilities

•	Review and assess the adequacy of the Committee charter at least annually for compliance with applicable law or regulation (including SEC regulations) and request Board approval for any proposed changes.

•	Establish that required certifications are made to AMEX: (i) that a formal written charter has been adopted for the Committee and that the Committee has reviewed and reassessed the adequacy of the charter on an annual basis; and (ii) as to the independence of the members of the Committee.

•	Perform any other activities consistent with this Charter, the Company’s bylaws or governing law as the Committee or the Board deems necessary or appropriate.

FUNDING

The Company shall provide the Committee with appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to the independent auditors and to any advisors employed by the Committee; and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Adopted April 13, 2004

Appendix B

Charter of the Nominating Committee

of the Board of Directors of

The Rowe Companies

I.	Statement of Policy

The Nominating Committee (the “Committee”) shall be appointed by the Board of Directors (the “Board”) of The Rowe Companies (the “Corporation”) for the purpose of (i) identifying individuals qualified to serve as Board members, consistent with criteria approved by the Board; and (ii) recommending to the Board the director nominees for election or appointment to the Board of Directors.

II.	Committee Composition and Meetings

The membership composition of the Committee shall comply with the American Stock Exchange listing standards. The Committee shall be comprised of three or more directors (including a chairperson) as appointed annually by the Board. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter. The Committee shall meet at least two times annually or more frequently as circumstances require.

III.	Committee Duties, Responsibilities and Process

The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of the State of Nevada.

The Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

The Committee shall have the following responsibilities:

1.	Recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board.

2.	Recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Corporation’s Articles of Incorporation and Bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of the Company’s industry, accounting, marketing, finance, regulation and public policy) and a commitment to the Corporation’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.

B-1

3	Review nominations submitted by stockholders, which have been addressed to the corporate secretary, and which comply with any requirements of the Company’s Articles of Incorporation and Bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations.

4.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV.	Investigations and Studies; Outside Advisers

The Committee may conduct or authorize studies of or investigations into matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such counsel or other advisers as it deems necessary (which may, if the Committee deems it appropriate, be the Corporation’s regular counsel or advisers). The Committee shall have the authority to retain or terminate one or more search firms to assist the Committee in carrying out its responsibilities, including authority to approve the firm’s fees and retention terms, which fees shall be borne by the Corporation.

Adopted: January 18, 2005

B-2

NOTICE

of

ANNUAL MEETING

of

STOCKHOLDERS

and

PROXY STATEMENT

TIME:	Thursday, April 7, 2005 at 10:00 a.m.

PLACE:	Ritz Carlton McLean, Virginia

THE ROWE COMPANIES

McLean, Virginia

PROXY

THE ROWE COMPANIES

Annual Meeting of Stockholders

Thursday, April 7, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints G. S. Morphis and D. C. Jacks or either one of them with full powers of substitution as Proxies to vote the Common Stock of The Rowe Companies (the “Company”) held by the undersigned at the above stated Annual Meeting or any adjournments and or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 7, 2005.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of nominees listed on this Proxy. If any other matter is presented at the Annual Meeting, this Proxy will be voted by those named herein as proxies in their best judgment. At the present time, the Board of Directors knows of no other matter to be presented at the Annual Meeting.

Any Proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the Annual Meeting, Proxy Statement and Annual Report to Stockholders is hereby acknowledged. TO VOTE BY TELEPHONE OR THE INTERNET, FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU DO NOT WISH TO VOTE BY TELEPHONE OR THE INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)	SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” the election of all nominees as directors.

ELECTION OF DIRECTORS.    The nominees to serve until 2008 are Messrs.

Nominees:	(01)	Charles T. Rosen
	(02)	Sidney J. Silver

☐	FOR ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES

☐
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

SIGNATURE	DATE
SIGNATURE	DATE

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Voter Control Number

Your vote is important. Please vote immediately.

VOTE BY INTERNET

Log on to the Internet and go to — http://www.eproxyvote.com/row.

VOTE BY TELEPHONE

Call Toll-Free

1-877-PRX-VOTE (1-877-779-8383)

If you vote over the Internet or by telephone, please do not mail your card.

THE ROWE COMPANIES

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot.

You now have three options with which to vote your Proxy: telephone, Internet or executing the attached Proxy and returning it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 7, 2005.

Sincerely,

The Rowe Companies